EXHIBIT Item 24(2)(g)

                          INVESTMENT ADVISORY AGREEMENT

      AGREEMENT made this ___ day of _____________, 2004 by and between MULTI-STRATEGY HEDGE OPPORTUNITIES LLC, a Delaware limited liability company (the "Fund"), and MERRILL LYNCH INVESTMENT MANAGERS, LLC, a Delaware limited liability company (hereinafter referred to as the "Adviser").

                              W I T N E S S E T H :

      WHEREAS, the Fund is engaged in business as a closed-end investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

      WHEREAS, the Adviser is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

      WHEREAS, the Fund requires investment advisory services for, among other things, the allocation and reallocation of its assets primarily among hedge funds, commodity pools and separate accounts (collectively, "Portfolio Funds") managed by portfolio fund managers (the "Portfolio Fund Managers") that pursue alternative investment strategies; and

      WHEREAS, the Fund desires to retain the Adviser to render management and investment advisory services to the Fund in the manner and on the terms hereinafter set forth; and

      WHEREAS, the Adviser is willing to provide management and investment advisory services to the Fund on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund and the Adviser hereby agree as follows:

                                   ARTICLE I

                              DUTIES OF THE ADVISER

      The Fund hereby employs the Adviser to act as an investment manager and investment adviser of the Fund and to furnish or arrange for affiliates to furnish, the management and investment advisory services described below, subject to policies of, review by and overall control of the Board of Directors of the Fund (the "Directors"), for the period and on the terms and conditions set forth in this Agreement. The Adviser hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Adviser and its affiliates shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.


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      (a) Management Services. The Adviser shall perform, or arrange for the performance by affiliates of, the management services necessary for the operation of the Fund. The Adviser shall provide the Fund with office space, equipment and facilities and such other services as the Adviser, subject to review by the Directors, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Adviser shall also, on behalf of the Fund, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other servicing agents, administrators, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Adviser shall generally monitor the Fund's compliance with investment policies and restrictions as set forth in the current registration statement relating to the Fund under the Investment Company Act (the "Registration Statement"). The Adviser shall make reports to the Directors of its performance of the obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as it shall determine to be desirable.

      (b) Investment Advisory Services. The Adviser shall provide (or arrange for affiliates to provide) the Fund with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of the Fund, shall furnish continuously an investment program for the Fund and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in the various Portfolio Funds and other securities, options, futures, and options on futures in which the Fund invests or cash, subject always to the restrictions set forth in the First Amended and Restated Limited Liability Company Agreement and By-Laws of the Fund, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Fund's investment objective, investment policies and investment restrictions as the same are set forth in the Fund's Registration Statement. Without limiting the generality of the preceding sentences, it is agreed that the Adviser will be responsible for (i) all direct investment decisions on behalf of the Fund and (ii) the selection and monitoring of the Portfolio Fund Managers and Portfolio Funds through which the assets of the Fund are invested; provided, however, that the Adviser shall not be responsible for any specific investment decision made by a Portfolio Fund Manager. The Adviser shall also make decisions for the Fund as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities shall be exercised. Should the Directors at any time, however, make any definite determination as to investment policy and notify the Adviser thereof in writing, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Adviser shall take, on behalf of the Fund, all actions that it deems necessary to implement the investment policies determined as provided above, and in particular shall negotiate the terms of purchase of interests in Portfolio Funds and place all orders for the purchase or sale of portfolio securities for the Fund's account with brokers or dealers selected by it, and to that end, the Adviser is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Fund, the Adviser is directed at all times to seek to obtain execution and price within the policy guidelines determined by the Directors as set forth in the prospectus that forms a part of the Fund's Registration Statement. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions


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of law, the Adviser may select brokers or dealers with which it or the Fund is affiliated. The Adviser shall also be authorized and empowered to supply the Fund's administrator and other service providers of the Fund with such information and instructions as may be necessary or appropriate to enable such persons to perform their duties in accordance with the other applicable agreements entered into by the Fund.

      (c) Affiliated Sub-Advisers. In carrying out its responsibilities hereunder, the Adviser may employ, retain or otherwise avail itself of the services of other persons or entities, including, without limitation, affiliates of the Adviser, on such terms as the Adviser shall determine to be necessary, desirable or appropriate. However, if the Adviser chooses to retain or avail itself of the services of another person or entity to manage assets of the Fund, such other person or entity must be (i) an affiliate of the Adviser, (ii) retained at the Adviser's own cost and expense, and (iii) retained subject to the requirements of Section 15 of the Investment Company Act. Retention of one or more affiliated sub-advisers, or the employment or retention of other persons or entities to perform services, shall in no way reduce the responsibilities or obligations of the Adviser under this Agreement, and the Adviser shall be responsible for all acts and omissions of such affiliated sub-advisers, or other persons or entities, in connection with the performance of the Adviser's duties hereunder.

      (d) Notice Upon Change in Partners of Adviser. The Adviser is a limited liability company. The Adviser will notify the Fund of any change in the membership of the company within a reasonable time after such change.

                                   ARTICLE II

                       ALLOCATION OF CHARGES AND EXPENSES

      (a) The Adviser. The Adviser assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense, provide the office space, equipment and facilities which it is obligated to provide under Article I hereof, and shall pay all compensation of officers of the Fund and all Directors who are affiliated persons of the Adviser.

      (b) The Fund. The Fund assumes and shall pay or cause to be paid all other expenses of the Fund (except for the expenses paid by FAM Distributors, Inc.), including, without limitation: organizational costs, redemption expenses, expenses of portfolio transactions, expenses of registering interests in the Fund under federal and state securities laws, certain pricing costs, expenses of printing shareholder reports, stock certificates (if any), prospectuses and statements of additional information, Securities and Exchange Commission fees, interest, taxes, custodian and transfer agency fees, fees and actual out-of-pocket expenses of Directors who are not affiliated persons of the Adviser, fees for legal and auditing services, litigation expenses, costs of printing proxies and other expenses related to shareholder meetings, and other expenses properly payable by the Fund.


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                                  ARTICLE III

                           COMPENSATION OF THE ADVISER

      (a) Investment Management Fee. For the services rendered, the facilities furnished and expenses assumed by the Adviser, the Fund shall pay to the Adviser at the end of each calendar month a fee at the annual rate of 1.50% of the average net assets of the Fund commencing on the day following effectiveness hereof, as determined and computed in accordance with the description of the determination of net asset value contained in the Registration Statement. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above.

      (b) Fee Payment. Payment of the Adviser's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by Article III(a) above. During any period when the determination of net asset value is suspended by the Board of Directors, the average net asset value of a share for the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

                                   ARTICLE IV

                     LIMITATION OF LIABILITY OF THE ADVISER

      The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the term "Adviser" shall include any affiliates of the Adviser performing services for the Fund contemplated hereby and the partners, members, shareholders, directors, officers and employees of the Adviser and such affiliates.

                                   ARTICLE V

                            ACTIVITIES OF THE ADVISER

      The services of the Adviser to the Fund are not to be deemed to be exclusive, and the Adviser and any person controlled by or under common control with the Adviser (for purposes of this Article V referred to as "affiliates") is free to render services to others. It is understood that Directors, officers, employees and shareholders of the Fund are or may become interested in the Adviser and its affiliates, as directors, officers, employees, members, partners and shareholders or otherwise and that the Adviser and the directors, officers, employees, members, partners and shareholders of the Adviser and its affiliates are or may become similarly interested in the Fund as shareholders or otherwise.


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                                   ARTICLE VI

                   DURATION AND TERMINATION OF THIS CONTRACT

      This Agreement shall become effective as of the date first written above and shall remain in force for a period of two years thereafter and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Directors, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

      This Agreement may be terminated at any time, without the payment of any penalty, by the Directors or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                                  ARTICLE VII

                          AMENDMENTS OF THIS AGREEMENT

      This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the vote of a majority of outstanding voting securities of the Fund, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE VIII

                          DEFINITIONS OF CERTAIN TERMS

      The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the Investment Company Act.

                                   ARTICLE IX

                                  GOVERNING LAW

      This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.


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                                    ARTICLE X

                      LIMITATION OF OBLIGATIONS OF THE FUND

      The obligations of the Fund shall be limited to the assets of the Fund, and if the Fund shall establish different series, each series shall be separate from the obligations of any other series of the Fund, and any one series of the Fund shall not be liable for the obligations of any other series of the Fund.


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      IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day and year first above written.

                                          MULTI-STRATEGY HEDGE OPPORTUNITIES LLC

                                          By:
                                             -----------------------------------
                                                Name: Terry K. Glenn
                                                Title: President

                                          MERRILL LYNCH INVESTMENT
                                          MANAGERS, LLC

                                          By:
                                             ----------------------------------,
                                                its Managing Member

                                          By:
                                             -----------------------------------
                                                Name:
                                                Title: